UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K/A
                           AMENDMENT NO. 1 TO FORM 8-K


              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): January 20, 2017

                             NEWGIOCO GROUP, INC.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)

                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))














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This 8-K/A amends the 8K previously filed on January 20, 2017 disclosing that the Company and its chief executive officer had been served with a complaint filed November 11, 2016 by Darling Capital, LLC. ("Darling"). Collectively the Company and Darling are referred to as the "Parties".

ITEM 8.01  OTHER EVENTS.

As previously disclosed, on or about January 20, 2017, Newgioco Group, Inc.
(the "Company") was served with a complaint (the "Complaint") filed on November 11, 2016 against Empire Global Corp. ("Empire") (now known as Newgioco Group, Inc.) and our chief executive officer (collectively the "Defendants") in connection with a Securities Purchase Agreement by and between the Parties dated February 29, 2016 (the "SPA").

The Defendants filed an answer to the Complaint and a counterclaim against Darling.

On May 15, 2017, the Parties reached a settlement agreement (the "Settlement Agreement") whereby the Company has agreed to pay the Convertible Promissory Notes that were issued pursuant to the SPA in three instalments of $350,000 on May 30, 2017; $350,000 on June 12, 2017 and $300,000 on June 26, 2017 totaling
$1,000,000 in full.

In entering into the Settlement Agreement, neither Party admitted to liability as to the claims nor the defenses of the other Party. The Parties decided to resolve the disputes between them in an amicable fashion, and entered into the Settlement Agreement in good faith.

Pursuant to the Settlement Agreement, the Company has agreed to maintain and honor the Warrants issued pursuant to the SPA. In addition, the Parties mutually agreed to seek a stay of the lawsuit for approximately two months during the performance period to make the agreed payment obligations and that a Stipulated Judgement ("Judgement") waiving any and all objections against the Defendants if a payment due is missed or late.

The Parties also mutually agreed that the Judgement would be vacated upon completion of the payment obligations in full and the case would be dismissed with prejudice as to all claims and counterclaims, and further, that upon timely and full compliance with the obligations of the Parties under the terms of the Settlement Agreement, the Parties shall fully and forever release each other from any and all claims and counterclaims arising from the lawsuit.


Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibit 99.1 - Settlement Agreement Dated May 15, 2017.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  May 17, 2017.                     NEWGIOCO GROUP, INC.


                                     Per: /s/ MICHELE CIAVARELLA
                                          -----------------------------
                                          MICHELE CIAVARELLA, B.Sc.
                                          Chairman of the Board and
                                          Chief Executive Officer




EXHIBIT INDEX

Exhibit Number    Description
---------------   -------------------------------------------------------------
99.1              Settlement Agreement Dated May 15, 2017